UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 20, 2008
Fresh Harvest Products, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

000-24189	33-1130446
(Commission File Number)	(IRS Employer Identification No.)

280 Madison Ave, Suite 1005 New York, NY 10016	10016
(Address of Principal Executive Offices)	(Zip Code)

(212) 889-5904
(Registrant’s Telephone Number, Including Area Code)

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events.

On May 20, 2008 the Company and Illuminati filed a Stipulation of Voluntary Dismissal without Prejudice with the Superior Court of New Jersey dismissing the lawsuit and all claims and counterclaims of the lawsuit previously disclosed in the in the periodic reports of Fresh Harvest Products, Inc. (the “Company”) including but not limited to the Form 8-K filed February 19, 2008. The filed document reads as follows:

“The undersigned parties, alone and/or by their counsel as indicated, having conferred and agreed that their respective interests are better served if the instant action were removed from the Court’s docket, without prejudice to the right to refile in the future any timely claims, hereby stipulate and agree, pursuant to R.4:37-1(a), that this action is hereby dismissed in its entirety, including all the claims and the counterclaim, with each party to bear its own costs and fees.”

The parties agreed to forever settle, resolve and dispose of all claims, demands and causes of action asserted, existing or claimed to exist between the parties because of or in any way related to the Action.

On May 19, 2008, the Company issued a press release announcing the settlement of the lawsuit, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1

May 19, 2008 Press Release of Illuminati, Inc. and Fresh Harvest Products, Inc. and Illuminati, Inc. dismissing the lawsuit.

SIGNATURES.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Fresh Harvest Products, Inc.

Date: May 21, 2008	By: /s/ Michael Jordan Friedman
Michael Jordan Friedman
President, Chief Executive Officer and Chairman of the Board of Directors